UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________
FORM 8-K
  _______________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025
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UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)
  _______________________________________

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254-2494
(Address of principal executive offices and zip code)
(480) 530-3000
(Registrant’s telephone number, including area code)
  _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UEIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 30, 2025, the board of directors (the "Board") of Universal Electronics Inc. (the “Company”) unanimously appointed Wade M. Jenke as Chief Financial Officer, principal financial officer and principal accounting officer of the Company. Sui Man Ho (a.k.a. Raymond Ho), the Company’s Interim Chief Financial Officer, will continue to serve as the Company’s Senior Vice President of Finance.

Wade M. Jenke, age 42, served as the Chief Financial Officer of Amtech Systems, Inc., a Nasdaq-listed public company (ASYS) that manufactures and provides advanced thermal processing equipment, services, and supplies for the semiconductor industry, from August 2024 to December 2025. Prior to joining Amtech, Mr. Jenke served as Chief Financial Officer of EMS Group, a business unit of ASSA ABLOY Opening Solutions, an access solutions company, from January 2018 to July 2024. From September 2016 to December 2018, Mr. Jenke served as Vice President of Finance and Director of Accounting at HES Inc., a provider of electromechanical locking solutions. From June 2012 to August 2016, Mr. Jenke served as HES Inc.'s Senior Manager of Finance and Cost Analysis. Mr. Jenke received his B.S. and MBA from Arizona State University.

Pursuant to an offer letter (the “Letter Agreement”), Mr. Jenke will receive an annual base salary of $325,000 and, subject to the Board’s approval, Mr. Jenke will receive (a) an option to purchase 100,000 shares of the Company’s common stock, vesting over a three-year period with 1/3 of the total number of shares vesting on each annual anniversary; (b) 100,000 performance stock units based on (i) time-based service requirement vesting in one-year cliff increments over three years and (ii) achievement of a stock price performance-based requirement; and (c) 100,000 performance stock units based on (i) time-based service requirement vesting in one-year cliff increments over three years and (ii) achievement of a stock price performance-based requirement. In addition, Mr. Jenke will be is eligible to participate in the Company’s management bonus program, with a bonus target of 40% subject to continued employment.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. On December 30, 2025, the Company issued a press release announcing Mr. Jenke’s appointment as Chief Financial Officer. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Jenke and any other person pursuant to which he was selected as an officer of the Company. Additionally, there are no family relationships between Mr. Jenke and any of the Company’s directors or executive officers, and Mr. Jenke has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company expects to enter into its form of indemnification agreement with Mr. Jenke.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description
10.1*#    Offer Letter dated November 17, 2025 by and between Universal Electronics Inc. and Wade M. Jenke.
99.1       Press Release dated December 30, 2025.
104         Cover Page to this Current Report on Form 8-K, formatted in Inline XBRL.
* Indicates management contract or compensatory plan or arrangement.
# Portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: December 30, 2025	By: /s/ Richard K. Carnifax
Richard K. Carnifax
Interim Chief Executive Officer
(Principal Executive Officer)

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